                                                                       Exhibit 3

                             STOCK OPTION AGREEMENT


         BY THIS STOCK OPTION AGREEMENT ("Agreement") made and entered into this 18th day of December, 1996 ("Grant Date"), FORTE COMPUTER EASY, INC., a Utah corporation (the "Company"), and AAP HOLDINGS, INC., a Delaware corporation (the "Optionee"), hereby state, confirm, represent, warrant and agree as follows:

                                        I

                                    RECITALS
                                    --------

         1.1 Pursuant to Section 1.1 of that certain Agreement and Plan of Reorganization dated October 25, 1996 (the "Agreement") between the Company and the Optionee, the Company has agreed to issue to the Optionee options to acquire
1.5 times the number of shares of the $0.01 par value common stock (the "Common Stock") of the Company subject to outstanding options immediately prior to the closing of the transactions contemplated by the Agreement.

         1.2 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, such option.

                                       II

                                   AGREEMENTS
                                   ----------

         2.1 GRANT OF STOCK OPTION. Subject to the terms and conditions hereinafter set forth and to the terms and conditions applicable to the Prior Option (as defined in Section 2.5 hereof) from time to time, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of SIX MILLION THREE HUNDRED NINETY-THREE THOUSAND SIX HUNDRED SIXTY (6,393,660) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

         2.2 EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement and those of the other documents and agreements referred to herein, the Option may be exercised only upon written notice to the Company which sets forth the number of Optioned Shares as to which the Option is being exercise and the exercise price thereof.

         2.3 PURCHASE PRICE. The price to be paid for the Optioned Shares (the "Purchase Price") shall be $0.375 per share, subject to adjustment from time to time as set forth herein.

         2.4 PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price may be made as follows:

                  (a) In United States dollars in cash or by check, bank draft or money order payable to the Company; or

                  (b) At the discretion of the Board of Directors of the Company, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price; or

                  (c) By a combination of both (a) and (b) above.

The Board of Directors of the Company shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate.

         2.5 EXERCISABILITY OF OPTION. Notwithstanding any provisions to the contrary set forth herein, the Option shall be subject in all respects to the terms and conditions applicable to the option previously granted by the Company to Frank J. Amedia to purchase 4,262,440 shares of Common Stock (the "Prior Option"), including without limitation exercise price, conditions of exercise, forfeiture, restrictions on transferability of Common Stock received upon exercise, and terms of expiration. A copy of the agreement between the Company and the holder of the Prior Option, which sets forth the material terms of the Prior Option as of the date hereof, is attached hereto as EXHIBIT A. Without limiting the generality of the foregoing, the terms and conditions of the Option shall be deemed to be modified to reflect and correspond to any modifications, alterations or amendments (whether by agreement, operation of law or otherwise) in the terms and conditions of the Prior Option from time to time. The Option shall be exercisable, in whole or in part, only to the extent that the Prior Option is actually exercised, and shares of Common Stock shall be issued in respect of the exercise of the Option only to the extent that shares of Common Stock are issued in respect of the exercise of the Prior Option. If the Prior Option is terminated or expires in whole or in part for any reason at any time, the Option shall be deemed to be terminated, in whole or in part, to a like extent. The Company shall provide the Optionee with prompt written notice of any exercise of the Prior Option and of any modifications, alterations or amendments of the Prior Option pursuant to any agreement or document to which the Company is a party.

         2.6 TERMINATION OF OPTION. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon termination for any reason of the Prior Option.

         2.7 ADJUSTMENTS. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option, but only to the extent that any such adjustment is made in respect of the Prior Option. The determination by the Board of Directors of the Company as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         2.8 LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of a proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall in all respects receive the same treatment as the Prior Option in connection with such transaction as the Prior Option.

         2.9 NOTICES. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its Secretary at Forte Computer Easy, Inc., 1350 Albert Street, Youngstown, Ohio 44505, or at its then current corporate headquarters, and to the Optionee in care of its Secretary at 100 South Broadway Avenue, Salem, Ohio 44460, or at its then current corporate headquarters. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

         2.10 TRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee (except to any parent, subsidiary or affiliate of the Optionee).

         2.11 OPTIONEE NOT A SHAREHOLDER. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and one or more stock certificates issued therefor.

         2.12 DISPUTES OR DISAGREEMENTS. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board of Directors of the Company in its sole discretion, and that any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive.

         2.13 MODIFICATION OF AGREEMENT. This Agreement shall not be modified or amended except pursuant to a written document signed by both parties hereto; provided, however, that this Agreement shall be deemed to be amended, without notice to or by any party or any other action on the party of any party hereto, to reflect any modification, alteration or amendment of the terms or conditions of the Prior Option, as set forth herein.

                            [signature page follows]

         IN WITNESS WHEREOF, each of the Company and the Optionee has caused this instrument to be executed by its duly authorized officer as of the date set forth above.


                                          FORTE COMPUTER EASY, INC.,
                                          a Utah corporation



                                          By /s/ Frank J. Amedia
                                            ------------------------------------
                                                   Frank J. Amedia, President

                                                                     "COMPANY"



                                          AAP HOLDINGS, INC.,
                                          a Delaware corporation



                                          By /s/ George Hofmeister
                                            -----------------------------------
                                                   George Hofmeister, Chairman
                                                   of the Board

                                                                  "OPTIONEE"

                                                                       Exhibit A


                             STOCK OPTION AGREEMENT


         BY THIS STOCK OPTION AGREEMENT ("Agreement") made and entered into this 18th day of December, 1996 ("Grant Date"), FORTE COMPUTER EASY, INC., a Utah corporation (the "Company"), and Frank J. Amedia (the "Optionee"), a former shareholder of Forte, Inc., hereby state, confirm, represent, warrant and agree as follows:

                                        I

                                    RECITALS
                                    --------

         1.1 The Company and the Optionee previously entered into a verbal agreement regarding the grant by the Company to the Optionee, and the acceptance by the Optionee from the Company, of an option to purchase 4,262,440 shares of the $0.01 par value common stock of the Company ("Common Stock").

         1.2 The Company and the Optionee desire to enter into this Agreement for the purpose of memorializing the terms of the grant of such option.

                                       II

                                   AGREEMENTS
                                   ----------

         2.1 GRANT OF NON-STATUTORY STOCK OPTION. Subject to the terms and conditions hereinafter set forth, the Company granted to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of FOUR MILLION TWO HUNDRED SIXTY-TWO THOUSAND FOUR-HUNDRED FORTY (4,262,440) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

         2.2 EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised only by completing and signing a written notice in substantially the following form:

             I hereby exercise the Option granted to me by Forte Computer Easy, Inc. and elect to purchase _______________ shares of Common Stock of Forte Computer Easy, Inc. for the purchase price to be determined under Paragraph 2.3 of this Stock Option Agreement.

         2.3 PURCHASE PRICE. The price to be paid for the Optioned Shares (the "Purchase Price") shall be $0.375 per share.

         2.4 PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price may be made as follows:

             (a) In United States dollars in cash or by check, bank draft or money order payable to the Company; or

                  (b) At the discretion of the Board, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price; or

                  (c) By a combination of both (a) and (b) above; or

                  (d) Pursuant to financial assistance which may be provided by the Company upon Board approval.

The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate. At the election of the Optionee, and subject to the acceptance of such election by the Board, to satisfy the Company's withholding obligations, it may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate fair market value on the date of exercise equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to the exercise of the Option by the Optionee.

         2.5 EXERCISABILITY OF OPTION. Subject to the provisions of Paragraph 2.6, and except as otherwise provided in Paragraph 2.8, the Option may be exercised by the Optionee while in the employ of Company which shall include any parent ("Parent") or subsidiary ("Subsidiary") corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended ("Code"), in whole or in part from time to time. An Option may not be exercised for a fraction of a share.

         2.6 TERMINATION OF OPTION. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

                  (a) June 8, 1998;

                  (b) The date on which the Optionee's employment by the Company is terminated, except if such termination is voluntary or due to retirement, death or disability within the meaning of Section 22(e)(3) of the Code;

                  (c) Thirty (30) days after voluntary termination or termination due to retirement;

                  (d) Three (3) months after termination due to disability within the meaning of Section 22(e)(3) of the Code; or

                  (e) One (1) year after the Optionee's death (or such other period of time as determined by the Board).

         2.7 ADJUSTMENTS. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         2.8 LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of a proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board determines that the Optionee shall have the right to exercise the Option as to all of the Common Stock subject to the Option, including shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the Option term under Paragraph 2.6, above), and the Option will terminate upon the expiration of such period.

         2.9 NOTICES. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its Secretary at Forte Computer Easy, Inc., 1350 Albert Street, Youngstown, Ohio 44505, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her at his or her then current residential address as appearing on the Company's records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

         2.10 TRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee otherwise than by the will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

         2.11 OPTIONEE NOT A SHAREHOLDER. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and one or more stock certificates issued therefor.

         2.12 NOT A CONTRACT OF EMPLOYMENT. Nothing contained in this Agreement shall be deemed to confer upon any individual to whom an Option may be granted hereunder any right to remain in the employ or service of the Company or a parent or subsidiary corporation of the Company.

         2.13 DISPUTES OR DISAGREEMENTS. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

                                     FORTE COMPUTER EASY, INC.,
                                     a Utah corporation



                                     By     /s/ Frank J. Amedia
                                           ------------------------------------

                                     Title President
                                           -------------------------------------

                                                                      "COMPANY"





                                           /s/ Frank J. Amedia
                                           -----------------------------------
                                           Frank J. Amedia
                                                                     "OPTIONEE"